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                                                                   EXHIBIT 10.26

                       SEPARATION AGREEMENT AND RELEASE
                       --------------------------------

     THIS SEPARATION AGREEMENT AND RELEASE ("Agreement"), entered into between Stamps.com, Inc. ("Company") and Mohan Ananda, an individual ("Executive"),

                             W I T N E S S E T H:
                             - - - - - - - - - -
     WHEREAS, Executive has been an officer and director of Company;

     WHEREAS, the parties now agree that Executive shall resign as an officer of Company and that his employment with Company shall terminate;

     WHEREAS, the parties wish to sever their relationship in a way which will preserve the good will which exists between them and to settle all disputes and avoid litigation; and

     WHEREAS, the parties wish to enter into an agreement (the "New License Agreement") concurrently with this Agreement under which the parties will terminate that certain Assignment and License Agreement dated January 20, 1998 and the Company will grant certain license rights to Executive as specified in the New License Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing premises, which are incorporated by reference into this Agreement, and of the mutual promises set forth below, the parties agree as follows:

     1.  Resignation From Employment. Upon execution of this Agreement,
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Executive will provide to Company's Chairman of the Board his written notice of resignation as an officer of Company, to be effective January 1, 1999, and his written notice of resignation as a Company employee, to be effective nine months later, on October 1, 1999.

     2.  Extended Employment. Executive shall be placed on extended employment
         -------------------
status from January 1, 1999 through on October 1, 1999 (hereinafter "the
Extended


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Employment Interval"). Executive shall be compensated during the
Extended Employment Interval as follows:

         a. Company shall continue to pay Executive his current compensation on Company's regular paydays, with his usual deductions for taxes and employee health care benefits, until the end of the Extended Employment Interval.

     3.  Duties During Extended Employment Interval. Executive shall not report
         ------------------------------------------
for work at Company during the Extended Employment Interval, except as may be reasonably requested from time to time by the Chief Executive Officer of Company.

     4.  Health Care Benefits. The benefits deductions from Executive's
         --------------------
employment payments during the Extended Employment Interval shall afford him continuing participation in Company's employee health care throughout the Extended Employment Interval.

     5.  Vacation Accrual and Payout. Company shall cause Executive to be paid
         ---------------------------
for all accrued but unused vacation time which he accrued through the date of the commencement of the Extended Employment Interval.

     6.  Termination of Certain Employee Benefits. Because Executive's active
         ----------------------------------------
employment with Company shall terminate on the date of the commencement of the Extended Employment Interval, he shall be ineligible from and after that date to receive any Company pension and profit sharing plan contributions or any other Company-sponsored employee benefit except for the health benefits referred to in Paragraph 4 above (including without limitation AD&D, long term disability insurance, and life insurance). Executive expressly acknowledges and agrees that he shall not be eligible to receive any bonus for 1998 or any future year, that he will not be credited for any vacation pay accruals from and after the date of the commencement of the Extended Employment Interval, and that the


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vacation payout provided for in Paragraph 5 of this Agreement will fully compensate him for all vacation pay due to him.

     7.  Extended Employment Consulting Services. Throughout the duration of the
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Extended Employment Interval, Executive shall provide consulting services to
Company, when it so requests and upon reasonable notice, for up to twenty (20) hours per month, at no cost to Company other than as set forth in Paragraphs 2 and 12 of this Agreement.

     8.  Vesting of Stock Options. All of Executive's unvested stock options
         ------------------------
shall vest on his delivery of the written resignation notices referred to in Paragraph 1 above, and Company shall have no right to repurchase any of Executive's shares.

     9.  Satisfaction of Company Obligations Imposed by Employment Agreement.
         -------------------------------------------------------------------
Executive acknowledges and agrees that Company's promises to perform the obligations, described in Paragraphs 2, 4, 5 and 8 above will fully satisfy all of its obligations to him which are imposed by Sections 4(c) and 5 of the January 1998 Employment Agreement between Executive and Company.

     10. Confidentiality. Executive agrees that he will not, without compulsion
         ---------------
of legal process, disclose to others the fact or terms of this settlement, the amounts referred to in this Agreement, or the fact of the payment of said amounts, except that he may disclose them to his immediate family (whom he will inform of this confidentiality provision and secure their agreement to honor it) and his attorneys, accountants or other professional advisors to whom the disclosure is necessary to effect the purposes for which he has consulted such professional advisors.

     11. Non-Solicitation of Employees. In addition to and in further
         -----------------------------
consideration of the foregoing, Executive hereby agrees that, for a period of twenty-four (24) months after termination of his employment, he will not directly or indirectly solicit the services of any


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Company employee, or otherwise induce or attempt to induce current Company employees to sever their employment relationship with Company.

     12.  Trade Secrets and Proprietary Information. Executive further
          -----------------------------------------
acknowledges that while employed by Company he had acces to, acquired or assisted in the development of confidential and proprietary information relating to the present and anticipated business operations of Company. Executive agrees he will not, without the prior written consent of the Company, disclose or communicate to anyone outside Company or use at any time hereafter in any way any of the above-described confidential, and/or proprietary information which Executive learned as a result of his employment with Company. Executive also hereby reaffirms that he will continue to perform his obligations imposed by the January 1998 Confidential Information and Invention Assignment Agreement.

     Company acknowledges that Executive has disclosed to Company the inventions that are described in the two Abstracts attached hereto as Exhibits A and B ("Secure Real Time Data Storage and Retrieval System" and "Secure Electronic Commerce Transactions with Multiple Vendors Through a Primary Vendor Web Site"). Company agrees that it will prepare and submit patent applications for the inventions described in Exhibit A and Exhibit B at its own expense. Company agrees to provide reasonable technical assistance in connection with the prosecution of these patents. Executive agrees that he will provide assistance to the Company in such preparation and submission as described in Section 5 of the New License Agreement. Company will promptly provide to Executive copies of all correspondence and other documents exchanged with the U.S. Patent and Trademark Office ("PTO") in connection with such patent applications. Upon issuance of one United States patent based upon an invention described in Exhibit A, Company's obligations under this Section 12 with respect to any inventions disclosed in such exhibit shall cease. Upon


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issuance of one United States patent based upon an invention described in
Exhibit B, Company's obligations under this Section 12 with respect to any inventions disclosed in such exhibit shall cease.

     Company shall provide Executive with 60 days' notice, as provided in
Section 18 of this Agreement, prior to any abandonment of its effort to prepare, submit or prosecute such patent applications. Failure to submit required responses or submissions prior to any final deadlines specified by the PTO rules or the patent statute shall constitute abandonment under this section. For the avoidance of doubt, deadlines which may be extended as a matter of right are not final deadlines. Upon receipt of any such notice from the Company, or upon any such abandonment, Executive shall have the right, by notice to the Company as provided in Section 18 of this Agreement, to assume and continue, at Executive's own expense, the preparation and submission of such patent applications. Upon receipt of any such notice from Executive, Company shall immediately execute such documents as are necessary to reassign to Executive all rights in the pending application and any patents issuing therefrom, and shall thereafter be relieved of all further financial and other responsibility with respect to preparation and submission of such patent applications. Upon Executive's further request, Company will permit the attorneys that had been prosecuting the patents for Company to continue such prosecution on behalf of Executive, and will waive any conflicts solely in connection therewith, provided, and for so long as, there is no litigation pending between Company and Executive regarding the patent applications.

     13.  Disclaimer of Liability. In addition, and in further consideration of
          -----------------------
the foregoing, Executive hereby agrees that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by Company, which liability and wrongdoing Company expressly disputes and denies.


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     14.  Non-Disparagement. Executive agrees that he will refrain from making
          -----------------
any representation, statement, comment or any other form of communication (hereinafter collectively referred to as "representation"), whether written or oral, to any person or entity, including but not limited to the principals, customers, suppliers and competitors of Company, which representation reflects any opinion, judgment, observation or representation of fact, which has the effect or tendency or could have the effect or tendency to disparage, denigrate, criticize or otherwise reflect negatively on Company and/or its products, services, officers, directors, shareholders, employees or investors.

     15.  Disputes.  Any controversy or claim arising out of or relating to this
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Agreement, or any breach thereof, shall be settled by arbitration in Orange
County, California before JAMS/Endispute, in accordance with its rules for arbitration of employment disputes (or, if JAMS/Endispute has no such rules, in accordance with the rules of the American Arbitration Association for arbitration of employment disputes), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration, any court action to enforce arbitration or to enter judgment upon an award, or any court proceeding arising under this Agreement shall be entitled to recover all its costs and expenses, including costs of investigation and a reasonable sum for attorneys fees, including fees for legal advice prior to commencement of any litigation or arbitration. The provisions of this section shall not affect or limit the rights and remedies available to the parties under the laws of the State of California relating to injunctive or other equitable relief to enforce the covenants contained herein.


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     16.  Governing Law. This Agreement shall be deemed to have been entered
          -------------
into in the State of California and shall be construed and interpreted in accordance with the laws of that state.

     17.  Integrated Agreement. This Agreement constitutes the entire Agreement
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between the parties and supersedes any prior agreement or understanding of the parties in connection with its subject matter. No supplement, modification, or waiver of this Agreement shall be binding, unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed effective, unless in writing. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided in writing.

     18.  Notices. All notices or other communications required or permitted to
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be given hereunder shall be in writing and shall be sent by personal delivery, courier, facsimile transmission, or first-class mail, postage prepaid, deposited in the United States mail in California, addressed as follows:

     Company:       Chief Executive Officer
                    Stamps.com, Inc.
                    2900 31st Street, Suite 150
                    Santa Monica, CA  99405
                    Fax (310) 450-7337

     Executive:     Mohan Ananda
                    549 Lakeview Canyon Road
                    Westlake Village, CA 91362


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                    Fax: (805) 371-4760

     19.  Severability. If any provision of this Agreement is hereafter held to
          ------------
be invalid or unenforceable by an arbitrator or court, the determination shall not affect the remaining provisions of this Agreement, which shall remain valid and enforceable

     20.  Review with Counsel. Executive hereby acknowledges that he has read
          -------------------
and understands the foregoing Agreement, that it represents the product of arms' length bargaining between the parties, and that he signs it voluntarily and without coercion. Executive further acknowledges that he was given the opportunity by Company to consult with an attorney of his own choosing concerning the waivers contained in this Agreement, that he has done so and that the waivers he has made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.

     Executed this ____ day of May, 1999.


                                       MOHAN ANANDA


                                       ______________________________________
                                       Mohan Ananda

                                       STAMPS.COM INC.


                                       By____________________________________
                                       Its:__________________________________


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